Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

    This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of [ ], 2026, by and among CapsoVision, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act;

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement shares (the “Shares” or the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:

1.Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.31.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance,
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scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees of the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals.

“Company Indemnified Person” has the meaning set forth in Section 5.8.

“Disclosure Document” has the meaning set forth in Section 5.3.

"Disclosure Schedule" means the Disclosure Schedule of the Company delivered concurrently     herewith.

“Disqualification Event” has the meaning set forth in Sections 3.26 and 4.14.

“Environmental Laws” has the meaning set forth in Section 3.15.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b).

“GAAP” has the meaning set forth in Section 3.8(b).

“Governmental Authorizations” has the meaning set forth in Section 3.11.

“Governmental Entity” has the meaning set forth in Section 3.31.

“Intellectual Property” has the meaning set forth in Section 3.12.

“Investor” and “Investors” have the meanings set forth in the recitals.

“Investor Indemnified Person” has the meaning set forth in Section 5.8.

“Issuer Covered Person” has the meaning set forth in 3.26.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, or results of operations of the Company, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j)i.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Studies” has the meaning set forth in Section 3.20.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement and the Registration Rights Agreement.

“Transfer Agent” means, with respect to the Common Stock, Computershare Trust Company, N.A. or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.Purchase and Sale of Securities.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite the Investor’s name on Exhibit A.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investors but in no event later than the fifth Business Day after the date of this Agreement. At the Closing, the Securities shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by the Investor at such Closing as set forth in Exhibit A, in each case against payment to the Company of the aggregate purchase price therefor as set forth in Exhibit A (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing. On the Closing Date, the Company will cause the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor . In the event that the Closing has not occurred within five Business Day after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor, and any book entries for the Securities shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing.

3. Representations and Warranties of the Company. Except as set forth in the SEC Reports or in the Disclosure Schedule (which Disclosure Schedule shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule), the Company hereby represents and warrants to each of the Investors that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1. Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company has no subsidiary.

3.2 Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as disclosed in, or contemplated by, the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports.

3.3 Registration Rights. Except as set forth in, or contemplated by, the Transaction Agreements (including the Registration Rights Agreement) or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities has been taken, including, without limitation, the approval of the Board of Directors (or a committee thereof). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Investor of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. The Shares being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Shares does not (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. Subject to the accuracy of the representations and warranties made by the Investors in Section 4, the offer and sale of the Securities to the Investors is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Securities and the performance by the Company of its other obligations under the Transaction Agreements, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a)     The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act from the date its Common Stock is listed on Nasdaq to the date of this Agreement.. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(b)     The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any material liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9    Absence of Changes. Since December 31, 2025, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company (except as disclosed in the SEC Reports and except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:

(i)    any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii)    general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii)    any change that generally affects industries in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(iv)    earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;
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(v)    national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi)    material changes in laws after the date of this Agreement; and

(vii)    in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other business or economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

3.10    Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or, to the Company’s knowledge, an y executive officer or director of the Company, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect, in each case that is required to be disclosed and has not been disclosed in the SEC Reports.

3.11 Compliance with Law; Permits. The Company is not in violation of, or has not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect.

3.12 Intellectual Property. The Company owns, or has rights to use, all material inventions, patent applications, patents, trademarks, trade names, service marks, copyrights, trade secrets and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of its business (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no action, suit, or other proceeding is pending or threatened: (A) challenging the Company’s rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in compliance in all material respects with the applicable provisions of ERISA. The Company is in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no material labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company has filed all Tax Returns (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except for those which are being contested in good faith or where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, no audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn.

3.15 Environmental Laws. The Company is in compliance with all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or the use, treatment, storage and disposal of hazardous or toxic substances or wastes, pollutants or contaminants which are applicable to its business (“Environmental Laws”), except where such noncompliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.16 Title. Except as set forth in the SEC Reports, the Company has good and marketable title in fee simple to all real property owned by it, or have valid rights to lease or otherwise use, all other property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the SEC Reports, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks and the Company believes is adequate, and each of such insurance policies is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Event.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “CV”. The Company is in compliance in all material respects with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, to the knowledge of the Company, there is no suit, action, proceeding or investigation pending or threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on Nasdaq or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company will take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials and other studies used to support regulatory approval (collectively, “Studies”) being conducted by or on behalf of, or sponsored by, the Company that are described in, or the results of which are referred to in, the SEC Reports were (and, if still pending, are being) conducted in all material respects in accordance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted; (ii) each description of the results of such Studies contained in the SEC Reports is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company has no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; and (iii) the Company has not received any notice of, or correspondence from, the U.S. Food and Drug Administration or any other governmental agency or authority requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the SEC Reports.

3.21 Accounting Controls and Disclosure Controls and Procedures. Except as disclosed in the SEC Reports, the Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply in all material respects with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports, the Company has not been advised of any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Reports, the Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply in all material respects with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports, the Company has not been advised of any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.22 Price Stabilization of Common Stock. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.23 Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.24 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Securities pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby.

3.25 Brokers and Finders. . Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.26 No Disqualification Events. Neither the Company nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”).

3.27 Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

3.28 Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, in their capacity as such, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that would reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”) involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.29 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

4.     Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:

4.1    Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2    Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such Investor of the Transaction Agreements to which such Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Securities in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4    Residency. The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Investor’s name on the pertinent signature page of this Agreement, except as otherwise communicated by the Investor to the Company.

4.5    Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6    Investment Representations and Warranties. The Investor hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the

Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7    Intent. The Investor is purchasing the Securities solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Investor has no present arrangement to sell the Securities to or through any person or entity. The Investor understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.

4.8    Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Securities and the Investor acknowledges specifically that a possibility of total loss exists.

4.9    Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4.10    Securities Not Registered; Legends. The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

4.11    No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor became aware of this offering of the Securities directly from the Company as a result of a pre-existing, substantive relationship with the Company, and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Investor solely by direct contact between Investor and the Company and/or its representatives. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to Investor, by any other means, and none of the Company and/or its representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12    Access to Information. In making its decision to purchase the Securities, such Investor has relied solely upon independent investigation made by such Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. Such Investor acknowledges and agrees that such Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.13    Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Furthermore, in the case of an Investor whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or its representatives, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Investor’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.14    Disqualification Event. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no Disqualification Event is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.

5.    Covenants.

5.1    Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2    Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3    Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on tor prior to he fifth (5th) Business Day immediately following the date of this Agreement, issue a press release and/or file with the SEC a Current Report on Form 8-K (including, if applicable, all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements and, if the Disclosure Document is a Current Report on Form 8-K, attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Document. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its Affiliates or advisors, or include the name of any Investor or any of its Affiliates or advisors in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq.

5.4    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5    Removal of Legends

(a)    In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b)    Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been registered under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

(c)    Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Shares only in compliance with an exemption from the registration requirements of the Securities Act.

5.6    Withholding Taxes. Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Shares only in compliance with an exemption from the registration requirements of the Securities Act.

5.7    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.8    Indemnification.

(a)    The Company agrees to indemnify and hold harmless each Investor and its directors, officers, trustees, members, managers, employees and agents (collectively, the “Investor Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other reasonable and documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s bad faith, gross negligence, recklessness, fraud or willful misconduct.

(b)    Each Investor agrees, severally but not jointly, to indemnify and hold harmless the Company and its directors, officers, trustees, members, managers, employees and agents (collectively, the “Company Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(c)    Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.9    Subsequent Equity Sales. From the date of this Agreement until the earlier of (a) sixty (60) days after the Closing Date and (b) the Business Day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, without the consent of

Required Investors, the Company shall not (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.9 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan, or (v) the issuance of any Common Stock or Common Stock Equivalents in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship with the Company (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering, intellectual property license agreement or acquisition agreement or other strategic transaction or debt financing transaction with the Company).

6.    Conditions of Closing.

6.1    Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b)    Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)    No Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d)    Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(e)    Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.
(f)    Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g)    Opinion of Company Counsel. The Company shall have delivered to the Investors the opinion of O’Melveny & Myers LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investors and addressing such legal matters as the Investors and the Company reasonably agree.

(h)    Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Transfer Agent), 6.1(f) (Adverse Changes), 6.1(k) (Listing Requirements) and 6.1(l) (No Injunction) of this Agreement have been fulfilled.

(i)    Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Securities.

(j)    Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Investors.

(k)    Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange; and, if required by applicable Nasdaq listing rules, the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and shall have not received any objection to such notice and the transactions contemplated hereby from Nasdaq.

(l)    No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(m)    Payment. Except as may be agreed to among the Company and one or more Investors in accordance with Section 2.2, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the aggregate purchase price for the number of Securities being purchased by each other Investor at the Closing as set forth in Exhibit A.
.
6.2    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b)    Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c)    Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)    Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit B.

(e)    Payment. Except as may be agreed to among the Company and such Investor in accordance with Section 2.2, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the aggregate purchase price for the number of Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

7.    Termination.

7.1    Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)    Upon the mutual written consent of the Company and the Investors that agreed to purchase a majority of the Securities prior to the Closing;

(ii)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)    By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv)    By either the Company or an Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2    Notice. In the event of termination by the Company or the Investor of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other Investors by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8.    Miscellaneous Provisions.

8.1    Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this

Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investors reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments. The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC if so required by the applicable rules of the SEC or any registration statement contemplated by the Registration Rights Agreement) without the prior written consent of the Investors, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investors, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

8.2    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)    If to the Company, addressed as follows:

CapsoVision, Inc.
18805 Cox Avenue, Suite 250
Saratoga, CA 95070
Attention: David Garcia
Email: david.garcia@capsovision.com

with a copy (which shall not constitute notice):

O’Melveny & Myers LLP
12th Floor, JC Plaza
1225 Nanjing Road West
Shanghai 200040, China
Attention: Portia Ku
Email: pku@omm.com

(b)    If to any Investor, at its address or e-mail address set forth on Exhibit A, or such address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3    Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time (the “DGCL”), at the e-mail address set forth below the Investor’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.4    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)    The Company and each of the Investors hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York;

(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7    Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Securities to the Investors.

8.8    Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Required Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees in writing to be bound by the terms of this Agreement and makes in writing the same representations and warranties set forth in Section 4). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9    Confidential Information.

(a)    Each Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Each Investor acknowledges that the Company is a publicly traded company and that the disclosures made tosuch Investor may constitute material non-public information under applicable securities laws. Each Investor covenants and agrees that it will comply in all respects with the applicable securities laws, and will not trade in the securities of the Company while in possession of material non-public information received hereunder, in violation of applicable securities laws.

(b)    The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.

8.10    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Investor Indemnified Persons and the Company Indemnified Persons are intended third-party beneficiaries of Section 5.8.

8.11    Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that O’Melveny & Myers LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.

8.12    Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.13    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.14    Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto), together with any side letter agreements (including any confidentiality agreements) with any of the Investors, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Securities then held by the Investors, provided that prior to the Closing the consent of all Investors shall be required. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively.

8.15    Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.16    Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.17    Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

CAPSOVISION, INC.

By:
Name: Kang-Huai (Johnny) Wang
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

[NAME]

By:

Name:

Title:

Address:[●]

Email: [●]

EXHIBIT A

INVESTORS

Investor Name	Shares	Aggregate Purchase Price

TOTAL:

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT